EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

CMS Energy Corporation

Consumers Energy Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock of CMS Energy Corporation	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Equity	Preferred Stock of CMS Energy Corporation	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Equity	Depositary Shares of CMS Energy Corporation (3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Debt	Senior Debt Securities of CMS Energy Corporation	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Debt	Senior Convertible Debt Securities of CMS Energy Corporation	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Debt	Subordinated Debt Securities of CMS Energy Corporation (2)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Stock Purchase Contracts of CMS Energy Corporation (4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Stock Purchase Units of CMS Energy Corporation (5)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Debt	Senior Notes of Consumers Energy Company	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Debt	First Mortgage Bonds of Consumers Energy Company	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
Fees Previously Paid	N/A	--	--	--	--	--	--	--
Carry Forward Securities
Carry Forward Securities	N/A	--	--	--	--	--	--	--
	Total Offering Amounts					--		--
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							--

(1)	There are being registered hereunder such presently indeterminate and unspecified number, principal amount or liquidation amount of (a) (i) Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities, Senior Convertible Debt Securities, Subordinated Debt Securities (which may include convertible Subordinated Debt Securities), Stock Purchase Contracts and Stock Purchase Units that may be issued from time to time at indeterminate prices by CMS Energy Corporation and (ii) Senior Notes and First Mortgage Bonds that may be issued from time to time at indeterminate prices by Consumers Energy Company and (b) Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities, Senior Convertible Debt Securities, Subordinated Debt Securities (which may include convertible Subordinated Debt Securities), Stock Purchase Contracts and Stock Purchase Units of CMS Energy Corporation and Senior Notes and First Mortgage Bonds of Consumers Energy Company that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange or conversion of other securities or that are issued in units. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of all of the registration fee.
(2)	Common Stock of CMS Energy Corporation may be issued upon conversion of any convertible Subordinated Debt Securities of CMS Energy Corporation.
(3)	If CMS Energy Corporation elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued under a deposit agreement, will be distributed to the investors purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such deposit agreement.
(4)	Stock Purchase Contracts may be issued separately or as Stock Purchase Units.
(5)	Each Stock Purchase Unit consists of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Common Stock of CMS Energy Corporation and (b) Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Depositary Shares of CMS Energy Corporation or debt obligations of third parties, including U.S. Treasury securities, or other securities registered hereunder, securing such holder’s obligation to purchase such shares of Common Stock.